EXHIBIT 10.1

Share Assignment

This Assignment (hereinafter referred to as the “Assignment”) is made by and between Success Holding Group Corp, USA (“SHGR”) or (“Assignor”) and Success Holding Group International, Inc. (“SHGT”) or (“Assignee”) the signatories to this Assignment may hereinafter be referred to collectively as the “Parties.”

WHEREAS, Assignor was the owner of 4,770,000 common shares of Statclash, Inc. represented by Certificate #6 which are further detailed in the attached exhibit A (the “Shares”); and

WHEREAS Assignor is the parent company of Assignee and desires to assign all of the rights associated with the Shares to the Assignee, as described in this Assignment, subject to and in accordance with the terms and conditions hereof; and

WHEREAS, the Assignee is a subsidiary of the Assignor and desires to accept all of the rights to the Shares from the Assignor in accordance with the terms hereof; and

NOW THEREFORE, in exchange for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and the mutual covenants, considerations, conditions hereinafter set forth, the Assignor and Assignee hereby agree as follows:

ARTICLE ONE

ASSIGNMENT AND ACCEPTANCE

1.01 Recitals. The Parties hereto agree that the recitals are true and correct and by this reference are incorporated into this Assignment. Any Exhibits referred to in this Assignment are also hereby incorporated into this Assignment by reference.

1.02 Shares Assignment. Subject to the terms, conditions and provisions of this Assignment, the Assignor hereby assigns to the Assignee of all of the Shares which consists of the rights to the Shares.

1.03 Consideration for the Assignment. Upon execution of this Assignment, Assignee shall issue to Assignor a total of zero dollars. This transaction is considered an assignment or transfer of assets from SHGR to SHGT.

1.04 Stock Options. None

1.05 Profit Sharing Payment. None

1.06 Effective Date. For purposes of this Assignment, the Effective Date shall be October 17, 2014

2

ARTICLE TWO

REPRESENTATIONS, WARRANTIES, AND CONDITIONS

2.01 Representations and Warranties of Assignor. As a material inducement for the Assignee to accept the Shares, Assignor makes the following representations and warranties for the benefit of the Assignee, which Assignor represents and warrants shall be true at the Effective Date as if made that date, and which shall survive the Effective Date and the delivery of all instruments and documents contemplated herein and, at the Effective Date, such representations and warranties will be so certified in form and substance satisfactory to the Assignee and the Assignee’s counsel:

(a) Authority. Assignor has full power and authority to execute, deliver and perform this Assignment without the consent of any other person or entity (governmental or otherwise).

(b) Governmental, lender and other consents, etc. No consent, approval or authorization of or designation, declaration or filing with any governmental authority, lender, lessor, lessee or other person or entity on the part of Assignor is required in connection with the execution or delivery of this Assignment and the consummation of the transactions contemplated hereby. Assignor specifically represents that the consummation of the transactions contemplated by this Assignment will not result in or constitute any of the following: (i) a default, breach, or violation, or an event that would be, or with notice or lapse of time, or both, or at the election of any person would be, a default, breach or violation of any note, lease, mortgage, leasehold mortgage, security agreement, deed of trust, indenture or other document or instrument to which Assignor is bound or to which any of Assignor’s assets or properties is subject; (ii) an event that would permit, or with notice or lapse of time, or both, or at the election of any person would permit any party to terminate any lease or other agreement or contractual obligation, or to accelerate the maturity of any indebtedness or other contractual obligation of Assignor or to which any of Assignor’s assets or properties is subject; (iii) result in, or with notice or lapse of time, or both, or at the election of any person, would result in, the creation or imposition of any lien, charge, or encumbrance on any of the assets or properties of Assignor; or (iv) would subject, or with notice of lapse of time, or both, or at the election of any person would subject any of Assignor’s assets or properties to become subject to a mortgage foreclosure or other proceeding or action to enforce any lien or security interest encumbering any of Selle’'s assets or properties, whether such lien or security interest shall have arisen directly or by collateral assignment; and is not violative of any securities laws, Federal or State.

(d) Adverse agreements. Assignor is not a party to any agreement or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule or regulation which materially and adversely affects or, so far as Assignor can now foresee, may materially and adversely affect the business operations, prospects, properties, assets or financial condition or otherwise of Assignor, or the value of the Shares.

3

(e) Intellectual Property. Assignor has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any intellectual property rights of third parties with respect to the Shares, and neither Assignor, nor any of, employees, agents or independent contractors of Assignor has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation regarding the Shares (including any claim that Assignor must license or refrain from using any intellectual property rights of any third party). No third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any intellectual property rights of Assignor, including its former rights to the Shares.

(f) Title to Shares. Assignor has conveyed to Assignee good, valid and marketable title to all of the Shares which consists of the rights to the Shares. Assignor is the owner of the Shares and holds the Shares free and clear of any security interest, lien, encumbrance, claim, pledge, charge, limitation, agreement, or restriction whatsoever, with full and absolute right and power to sell, assign, exchange, transfer and deliver the Shares as herein provided without the consent of any other person.

(g) Escrow. None of the Shares is held for any other person or entity and is not subject to any pledge or security interest, or subject to any voting trust or voting agreement or proxy.

(h) Contracts. Assignor represents and warrants that there are no other agreements with any other person or entity that would entitle any other person or entity to any claim of rights or entitlements to the ownership, use or possession of the Shares.

(i) Title Vesting. Assignor represents and warrants that the transfer of the Shares to Assignee has vested Assignee with good, valid, marketable and indefeasible title to the Shares, representing one hundred percent (100.0%) of the interest and rights outstanding for the ownership of the Shares, free and clear of any security interest, encumbrance, claim, pledge, charge, limitation, or restriction whatsoever.

2.02 Indemnity by Assignor.

(a) Indemnifiable Matters. Assignor shall indemnify, defend and hold harmless the Assignee, and its respective officers, directors, shareholders, employees and agents (separately and collectively referred to as the "Indemnitee"), against and in respect of:

(i) all liabilities and other obligations of the Assignor of any nature, whether accrued, absolute, contingent, or otherwise, existing at the Effective Date, to the extent not disclosed in this Assignment or the Exhibits attached hereto, including, without limitation, all liabilities and other obligations arising out of negligent acts or omissions of the Assignor or his agents, employees, directors, officers, representatives or contractors, and all liabilities and other obligations arising out of or based upon transactions entered into, prior to the Closing date, and all federal or state tax liabilities accrued, or measured by Assignor’s income or sales, for any period prior to and including the Effective Date;

(ii) any claim, suit, obligation, liability, loss, damage, injury or expense, arising directly out of, connected with, related to, or resulting from any breach of any covenant, written representation, warranty or agreement made by Assignor in this Assignment, except to the extent that Assignee’s conduct gives rise to the foregoing in connection with performance of those acts identified in the recitals herein;

(b) Binding Effect. The indemnification provisions of this paragraph 2.02 shall inure to the benefit of the employees, agents, heirs, personal representatives, successors and assigns of the Assignee-Indemnitee and shall be binding upon the employees, agents, heirs, successors, and assigns, if any, of the Assignor.

4

ARTICLE THREE

ASSIGNEE’S WARRANTIES AND REPRESENTATIONS

3.01 Representations and Warranties of Assignee. The Assignee makes the following representations and warranties for the benefit of the Assignor which the Assignee represents and warrants shall be true at Effective Date as if made that date, and which shall survive the Effective Date and the delivery of all instruments and documents contemplated herein and, at Closing, such representations and warranties will be so certified in form and substance satisfactory to the Assignor and the Assignor’ counsel:

(a) Authority. The Assignee has full power and authority to execute, deliver and perform this Assignment without the consent of any other person or entity.

(b) Assignee’s Issuance of Preferred Stock. NONE

(c) Securities Laws. All of the shares of Common Stock and the Stock Options to be issued or sold herein pursuant to the terms of the Assignment (i) have not been registered with the United States Securities and Exchange Commission nor with the States of Delaware or any other state securities regulatory agency; (ii) this sale is being accomplished in reliance upon Section 4(2) of the Securities Act of 1933 as an exempt transaction in compliance with the aforementioned section and not in reliance upon Securities and Exchange Commission Regulation D, 17 C.F.R. Section 230.501 et seq., promulgated thereunder; and (iii) in reliance in the States of Delaware on the exempt transaction provisions of such states’ securities laws, thereby claiming that the offer, purchase and sale of the Stock herein is an exempt transaction under such laws.

ARTICLE FOUR

OTHER AGREEMENTS

The Parties covenant and agree as follows:

4.01 General. In case at any time after the Effective Date any further action is necessary or desirable to carry out the purposes of this Assignment, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefore under this Assignment).

5

ARTICLE FIVE

MISCELLANEOUS

5.01 Notices. Any notice required or provided for in this Assignment to be given to any party shall be mailed certified mail, return receipt requested, or hand delivered, to the party at the address set forth in the preamble.

5.02 Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties.

5.03 Delaware Law. This Assignment shall be construed and enforced in accordance with the laws of the State of Delaware without regard to the conflict of law provisions of any state statute.

5.04 Construction. The articles, section headings, captions, or abbreviations are used for convenience only and shall not be resorted to for interpretation of this Assignment. Wherever the context so requires, the masculine shall refer to the feminine, the singular shall refer to the plural, and vice versa.

5.05 Fees. In the event that any party is required to engage the services of legal counsel to enforce its rights under this Assignment against any other party, regardless of whether such action results in litigation, the prevailing party shall be entitled to reasonable attorneys’ fees and costs from the other party, which in the event of litigation shall include fees and costs incurred at trial and on appeal.

5.06 Entire Assignment. This Assignment contains the entire understanding among the parties and supersedes any prior written or oral agreement between them respecting the subject matter of this Assignment. There are no representations, agreements, arrangements, or understandings, oral or written, between the parties hereto relating to the subject matter of this Assignment that are not fully expressed herein.

5.07 Amendments. Any amendments to this Assignment shall be in writing signed by all parties.

5.08 Severability. In case any one or more provisions contained in this Assignment shall, for any reason, be held invalid illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Assignment shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

5.09 Assignment. This Assignment is assignable only by Assignee without the prior written consent of Assignor.

5.10 Waiver. No consent or waiver, expressed or implied, by a party of any breach or default by any other party in the performance by that other party of its obligations hereunder shall be deemed or construed to be a consent or waiver to any other breach or default in the performance by such other party of the same or any other obligations of such other party hereunder. Failure on the art of any party to complain of any act or failure to act of another party or to declare that other party in default, irrespective of how long such failure continues, shall not constitute a waiver of such party of its rights hereunder.

6

5.11 Counterparts. This Assignment may be executed in multiple counterparts each of which shall be deemed an original for all purposes.

5.12 Arbitration. The parties hereby agree that any and all controversies or disputes arising from or relating to this Assignment, including but not limited to interpretation, construction and performance of same or regarding any matter whatsoever, including but not limited to, common law claims, tort claims and statutory claims, shall be submitted to binding arbitration before the American Arbitration Association, under its Commercial Rules, in Delaware. Notwithstanding this Assignment, any court of competent jurisdiction in Delaware shall have concurrent jurisdiction to enforce the provisions of this Assignment through the issuance of temporary or preliminary injunctive relief pending resolution of the merits of any such dispute before the American Arbitration Association.

5.13 Survival of Representations and Warranties. The representations and warranties set forth in this Assignment shall be continuing and shall survive the Effective Date.

{The Remainder of this page left intentionally blank. Signature page to follow}

7

IN WITNESS WHEREOF, the Parties hereto have executed this Assignment as reflected below this 17th day of October, 2014

/s/ Steven Andrew Chen

(“Assignor”)

Steve Andrew Chen, Chief Executive Officer

/s/ Chi Jui Hong

(“Assignee”)

Chi Jui (Chris) Hong, Chief Executive Officer

Acknowledged this 17th day of October, 2014

/s/ Anoop Patel

Statclash, Inc.

Anoop Patel, Chief Executive Officer

8